EXHIBIT 21

BRE PROPERTIES, INC.

SUBSIDIARIES OF THE REGISTRANT

Name	State of Jurisdiction

Limited Liability Company Subsidiaries of the Company:

BRE Property Investors LLC	Delaware
Riverview LLC	California
Cambridge Park LLC	California
Emerald Pointe Apartments, LLC	Delaware
Meridian Apartments, LLC	Delaware
SMV / BRE Partners LLC	Delaware
BRE-FMCA, LLC	Delaware
BRE-FMAZ, LLC	Delaware
BRE-FMCF, LLC	Delaware
BRE Villa Azure, LLC	Delaware
Walnut Creek Transit Lifestyle Associates, LLC	Delaware
ITCR Villa Verde LLC	Texas

Non-Subsidiary Entities in which the Company owns an interest:

2252 North 44th Street Management, LLC	Delaware
2252 North 44th Street, LLC	Delaware
9100 Vance Management, LLC	Delaware
9100 Vance LLC	Delaware
Landing at Bear Creek LLC	Delaware
Landing at Bear Creek Management LLC	Delaware
Pinnacle DTC LLC	Delaware
Pinnacle DTC Management LLC	Delaware
Pinnacle at the Creek LLC	Delaware
Pinnacle at the Creek Management LLC	Delaware
2252 North 44th Street LLC	Delaware
Bluffs at Highlands Ranch LLC	Delaware
Bluffs at Highlands Ranch Management LLC	Delaware
Fairways at Raccoon Creek LLC	Delaware
Fairways at Raccoon Creek Management LLC	Delaware
Pinnacle Galleria LLC	Delaware
Pinnacle at Hunter’s Glen LLC	Delaware
Pinnacle Hunter’s Glen Management LLC	Delaware
Pinnacle at Mountain Gate LLC	Delaware
Pinnacle Queen Creek LLC	Delaware
Pinnacle Terrace LLC	Delaware
Pinnacle Terrace Management LLC	Delaware
Pinnacle at Union Hills LLC	Delaware
Pinnacle Union Hills Management LLC	Delaware